UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 30, 2012

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
205093315
(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9990
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 30, 2012, VistaGen Therapeutics, Inc. ("VistaGen") issued a convertible secured promissory note, in the principal amount of $750,000 (the "August 2012 Note"), to Platinum Long Term Growth VII, LLC ("Platinum").

On August 31, 2012, VistaGen restructured indebtedness to Morrison & Foerster ("M&F"), its intellectual property counsel, which indebtedness was originally evidenced by an unsecured, non-convertible promissory note issued to M&F on May 5, 2011 in the aggregate principal amount of $2.2 million (the "Original M&F Note") (the "M&F Restructuring"). The Original M&F Note accrued interest at the rate of 7.5% per annum. As further described below, pursuant to the M&F Restructuring, VistaGen issued to M&F two new unsecured promissory notes to replace the Original M&F Note, one in the principal amount of $1.0 million ("Replacement Note A") and the other in the principal amount of approximately $1.38 million ("Replacement Note B").

Replacement Note A and Replacement Note B (together, the "Replacement Notes") are due and payable on or before March 31, 2016. Payment of the principal and interest on Replacement Note B shall be made solely by M&F's surrender from time to time of all or a portion of the principal and interest balance due on Replacement Note B in connection with its exercise of a warrant to purchase restricted common stock of VistaGen at an exercise price of $1.00 per share (the "New M&F Warrant"), the exercise terms of which permit M&F's exercise by concurrent cancellation of indebtedness and surrender of a promissory note issued by VistaGen; provided, however, that M&F shall have the option to require payment of Replacement Note B in cash upon the occurrence of a change in control of VistaGen or an event of default, and only in such circumstances.

Platinum Financing

The August 2012 Note purchased by Platinum accrues interest at the rate of 10% per annum and is due and payable on July 2, 2015. However, although no assurances can be given, VistaGen currently anticipates that all amounts due under the terms of (i) the August 2012 Note and (ii) a substantially similar convertible secured promissory note purchased by Platinum on July 2, 2012 in the principal amount of $500,000 ("July 2012 Note"), will be rolled into a proposed convertible secured note and warrant financing involving Platinum expected to result in gross proceeds to VistaGen of approximately $3.25 million, including proceeds of $1.25 million from the issuance of the July 2012 Note and August 2012 Note. VistaGen and Platinum also amended the security agreement executed by the parties on July 2, 2012 to secure repayment of all obligations due and payable under the terms of the July 2012 Note and the August 2012 Note.

M&F Restructuring

Under the terms of the M&F Restructuring, the Original M&F Note was cancelled and all of VistaGen's past due payment obligations under the terms of the Original M&F Note were satisfied. M&F received a payment of $155,000 on August 31, 2012 pursuant to the terms of the Original M&F Note, and was issued the Replacement Notes, each dated as of August 31, 2012. Replacement Note A was issued in the principal amount of $1.0 million and Replacement Note B was issued in the principal amount of $1,379,376. Both Replacement Notes accrue interest at the rate of 7.5% per annum and are due and payable on March 31, 2016. Payment of the principal and interest on Replacement Note B shall be made solely by M&F's surrender from time to time of all or a portion of the principal and interest balance due on Replacement Note B in connection with its exercise of the New M&F Warrant at an exercise price of $1.00 per share, and concurrent cancellation of indebtedness and surrender of Replacement Note B; provided, however, that M&F shall have the option to require payment of Replacement Note B in cash upon the occurrence of a change in control of VistaGen or an event of default, and only in such circumstances.

The New M&F Warrant is exercisable for that number of restricted shares of VistaGen common stock equal to the total of all principal and accrued interest due under the terms of Replacement Note B, to the extent such obligations remain unpaid, divided by $1.00. Additionally, in connection with the M&F Restructuring, VistaGen amended the warrant originally issued to M&F on March 15, 2010 to reduce the exercise price from $3.00 to $2.00 per share, extend the expiration date to September 15, 2017 and provide for exercise by paying cash or by cancellation in whole or in part of indebtedness under either of the Replacement Notes (the "Amended M&F Warrant").

Important Notice Regarding the Transaction Documents

The foregoing descriptions of the August 2012 Note, M&F Restructuring, the Replacement Notes, New M&F Warrant, Amended M&F Warrant and the transactions contemplated thereby (together, the "Transaction Documents") are not complete and are subject to and qualified in their entirety by reference to the Transaction Documents attached to this Current Report on Form 8-K as exhibits and incorporated herein by reference.

The Transaction Documents have been included to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about VistaGen or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of the Transaction Documents and as of specific dates; were solely for the benefit of the parties to such Transaction Documents; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of VistaGen or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures by VistaGen.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.03 of this Current Report on Form 8-K. The August 2012 Note, Replacement Notes, the New M&F Warrant and the Amended M&F Warrant were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each of the investors represented that it was an "accredited investor" as defined in Regulation D. The proceeds from the sale of the August 2012 Note are expected to be used for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   September 5, 2012
By:	/s/ Shawn K. Singh

Name: Shawn K. Singh
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	August 2012 Note
EX-10.2	Amendment to Security Agreement
EX-10.3	Replacement Note A
EX-10.4	Replacement Note B
EX-10.5	New M&F Warrant
EX-10.6	Amended M&F Warrant